Exhibit 99.1

Contact: Chris Brandon Vice President, Investor Relations chris.brandon@jackinthebox.com 619.902.0269

Jack in the Box Inc. Reports Second Quarter 2024 Earnings
Jack in the Box same-store sales of (2.5%); Del Taco same-store sales of (1.4%)
Jack in the Box systemwide sales of (1.6%); Del Taco systemwide sales of (1.3%)
Diluted EPS of $1.26; Operating EPS of $1.46
Jack in the Box restaurant level margin of 23.6%, up 2.2% from prior year
Jack in the Box signed franchise development agreements in Q2 to enter Tallahassee and expand in Orlando; now has 31 restaurant commitments in Florida
Del Taco signed franchisee development agreements in Q2 for 3 restaurants to enter Greensboro, NC, and 10 additional restaurants in Atlanta
Jack in the Box new-market restaurants opened in the past 12 months, which now includes Mexico, averaging almost $100k weekly AUV

SAN DIEGO, Calif. May 14, 2024 – Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the Jack in the Box and Del Taco brands in the second quarter, ended April 14, 2024.
"I am proud of the execution by our Jack and Del Taco teams, delivering better-than-expected earnings and margin performance while navigating through increasing macro headwinds, pressure on low-income consumers and the implementation of California's minimum wage legislation," said Darin Harris, Jack in the Box Chief Executive Officer. "Top-line performance was impacted by the shift in consumer behavior and an unexpected delay in our Smashed Jack launch, but sales have improved since its introduction in mid-March. We have a clear plan to regain same store sales traction through a strong marketing calendar, new LTO's, and an expanded value menu throughout the remainder of 2024. I remain confident in our long-term strategy to drive sales, margin expansion, and new unit and market openings — as do our franchisees, who continue to grow our development pipeline and invest in the expansion of our brands."

Jack in the Box Performance
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Jack in the Box Inc.

Same-store sales decreased 2.5% in the second quarter, comprised of franchise same-store sales decline of 2.6% and company-owned same-store sales decline of 0.6%. Both franchise and company-owned restaurants experienced declines in transactions, partially offset by a lift in average check. Systemwide sales for the second quarter decreased 1.6%.
Restaurant-Level Margin(1), a non-GAAP measure, was $23.3 million, or 23.6%, up from $20.4 million, or 21.4%, a year ago driven primarily by additional company-owned restaurants and commodity deflation.
Franchise-Level Margin(1), a non-GAAP measure, was $71.7 million, or 40.4%, a decrease from $73.9 million, or 41.2%, a year ago. The decrease was mainly driven by the decline in sales for the quarter and the resulting decrease in rent and royalty revenue.
Jack in the Box net restaurant count increased in the second quarter, with three restaurant openings and no restaurant closures. As of the second quarter, and since the launch of the development program in mid-2021, the company currently has 93 signed agreements for a total of 409 restaurants. Under these agreements, 44 restaurants have opened, leaving 365 remaining for future development.

Jack in the Box Same-Store Sales:	12 Weeks Ended
	April 14, 2024	April 16, 2023
Company	(0.6%)	10.8%
Franchise	(2.6%)	9.4%
System	(2.5%)	9.5%

Jack in the Box Restaurant Counts:

	2024			2023
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at Q1'24	144	2,048	2,192	140	2,046	2,186
New	—	3	3	—	2	2
Closed	—	—	—	—	(1)	(1)
Restaurant count at end of Q2'24	144	2,051	2,195	140	2,047	2,187
Q2 Net Restaurant Increase	—	3	3

YTD Net Restaurant Increase	1.4%	0.3%	0.4%

Del Taco Performance
Same-store sales decreased 1.4% in the second quarter, comprised of franchise same-store sales decline of 1.1% and company-operated same-store sales decline of 1.8%. Sales performance included
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Jack in the Box Inc.

declines in transactions, partially offset by a lift in average check. Systemwide sales for the fiscal second quarter decreased 1.3%.
Restaurant-Level Margin(1), a non-GAAP measure, was $11.4 million, or 16.8%, down from $18.5 million, or 17.3%, a year ago. The decrease in margin dollars was due mainly to refranchising restaurants, while the decrease in margin percentage was due to increased costs for labor and utilities, partially offset by price increases and commodity deflation.
Franchise-Level Margin(1), a non-GAAP measure, was $6.1 million, or 28.9%, compared to $5.1 million, or 37.3%, a year ago. The decrease in margin percentage was driven by the impact of a higher franchise mix and the impact of the pass-thru rent and marketing fees.
Del Taco expanded the restaurant count in the second quarter, with three restaurant openings and no restaurant closings.

Del Taco Same-Store Sales:	12 Weeks Ended
	April 14, 2024	April 16, 2023
Company	(1.8%)	3.5%
Franchise	(1.1%)	2.8%
System	(1.4%)	3.2%

Del Taco Restaurant Counts:

	2024			2023
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at Q4'23	179	413	592	273	319	592
New	—	3	3	—	3	3
Refranchised	(13)	13	—	—	—	—
Restaurant count at end of Q2	166	429	595	273	322	595
Q2 Net Restaurant Increase/(Decrease)	(13)	16	3

YTD Net Restaurant Increase/(Decrease)	(2.9)%	1.9%	0.5%

Company-Wide Performance
Second quarter diluted earnings per share was $1.26. Operating Earnings Per Share(2), a non-GAAP measure, was $1.46 in the second quarter of fiscal 2024 compared with $1.47 in the prior year quarter.
Total revenues decreased 7.7% to $365.3 million, compared to $395.7 million in the prior year quarter. The lower revenue is primarily the result of the Del Taco refranchising efforts. Net earnings was $25.0 million for the second quarter of fiscal 2024, compared with $26.5 million for the second quarter of
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fiscal 2023. Adjusted EBITDA(3), a non-GAAP measure, was $75.7 million in the second quarter of fiscal 2024 compared with $80.6 million for the prior year quarter.
Company-wide SG&A expense for the second quarter was $37.5 million, a decrease of $1.9 million compared to the prior year quarter. The decrease was due primarily to lower incentive-based compensation and lower advertising due to fewer company-owned restaurants, partially offset by higher share-based compensation, legal and technology costs. When excluding net COLI gains, G&A was 2.5% of systemwide sales.
The income tax provisions reflect an effective tax rate of 26.5% in the second quarter of 2024, as compared to 34.8% in the second quarter of fiscal year 2023. The Non-GAAP Operating EPS tax rate for the second quarter of 2024 was 27.1%.
(1) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(2) Operating Earnings Per Share represents the diluted earnings per share on a GAAP basis, excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(3) Adjusted EBITDA represents net earnings on a GAAP basis excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation
The Company repurchased 0.2 million shares of our common stock for an aggregate cost of $15.0 million in the second quarter. As of the end of the second quarter, there was $210.0 million remaining under the Board-authorized stock buyback program.
On May 10, 2024, the Board of Directors declared a cash dividend of $0.44 per share, to be paid on June 25, 2024, to shareholders of record as of the close of business on June 6, 2024. Future dividends will be subject to approval by the Board of Directors.

Guidance & Outlook Updates
The following guidance and underlying assumptions reflect the company’s current expectations for the fiscal year ending September 29, 2024. Any guidance measures not listed below remain the same as provided on November 21, 2023.
FY 2024 Company-wide Guidance
•Adjusted EBITDA of $325-$330 million (previously $325-$335 million)
•Operating EPS of $6.25-$6.40 (previously $6.25-$6.50)
•Depreciation & Amortization of $60-$62 million (previously $61-$63 million)

FY 2024 Jack in the Box Segment Guidance
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•Same Store Sales growth of Flat-to-Low Single Digits (previously Low-to-Mid Single Digits)
•Company-Owned Restaurant Level Margin of 22-23% (previously 21-23%)

FY 2024 Del Taco Segment Guidance
•Same Store Sales growth of Flat-to-Low Single Digits (previously Low-to-Mid Single Digits)
•Franchise Level Margin of 27-29% (previously 29-31%)

Conference Call
The Company will host a conference call for analysts and investors on Tuesday, May 14, 2024, beginning at 8:00 a.m. PT (11:00 a.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (800) 715-9871 and using ID 4115265.

About Jack in the Box Inc.
Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with approximately 2,200 restaurants across 22 states, and Del Taco®, the second largest Mexican-American QSR chain by units in the U.S. with approximately 600 restaurants across 16 states. For more information on both brands, including franchising opportunities, visit www.jackinthebox.com and www.deltaco.com.
Category: Earnings

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition,
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unemployment, trends in consumer spending patterns and commodity costs; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)
(Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 14, 2024	April 16, 2023	April 14, 2024	April 16, 2023
Revenues:
Company restaurant sales	$167,098	$202,604	$391,138	$472,795
Franchise rental revenues	85,826	83,520	199,022	192,350
Franchise royalties and other	55,084	53,982	128,414	130,372
Franchise contributions for advertising and other services	57,339	55,638	134,271	127,323
	365,347	395,744	852,845	922,840
Operating costs and expenses, net:
Food and packaging	45,914	59,310	110,046	141,243
Payroll and employee benefits	54,054	65,035	127,108	153,676
Occupancy and other	32,355	39,275	74,408	90,646
Franchise occupancy expenses	57,091	52,649	129,715	119,873
Franchise support and other costs	3,860	3,260	9,054	5,137
Franchise advertising and other services expenses	59,523	58,143	139,757	132,713
Selling, general and administrative expenses	37,520	39,405	83,885	89,547
Depreciation and amortization	13,906	14,598	32,379	34,000
Pre-opening costs	602	154	1,067	485
Other operating expenses (income), net	5,267	2,980	10,437	(2,521)
Losses (gains) on the sale of company-operated restaurants	1,065	(704)	1,319	(4,529)
	311,157	334,105	719,175	760,270
Earnings from operations	54,190	61,639	133,670	162,570
Other pension and post-retirement expenses, net	1,579	1,607	3,685	3,751
Interest expense, net	18,603	19,357	43,089	45,505
Earnings before income taxes	34,008	40,675	86,896	113,314
Income taxes	9,028	14,168	23,233	33,553
Net earnings	$24,980	$26,507	$63,663	$79,761

Net earnings per share:
Basic	$1.27	$1.28	$3.22	$3.83
Diluted	$1.26	$1.27	$3.19	$3.81

Weighted-average shares outstanding:
Basic	19,653	20,744	19,790	20,845
Diluted	19,785	20,864	19,949	20,946

Dividends declared per common share	$0.44	$0.44	$0.88	$0.88

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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	April 14, 2024	October 1, 2023
ASSETS
Current assets:
Cash	$20,197	$157,653
Restricted cash	28,780	28,254
Accounts and other receivables, net	102,664	99,678
Inventories	4,067	3,896
Prepaid expenses	8,020	16,911
Current assets held for sale	24,970	13,925
Other current assets	5,609	5,667
Total current assets	194,307	325,984
Property and equipment:
Property and equipment, at cost	1,267,469	1,258,589
Less accumulated depreciation and amortization	(850,333)	(846,559)
Property and equipment, net	417,136	412,030
Other assets:
Operating lease right-of-use assets	1,414,559	1,397,555
Intangible assets, net	11,254	11,330
Trademarks	283,500	283,500
Goodwill	329,583	329,986
Other assets, net	248,636	240,707
Total other assets	2,287,532	2,263,078
	$2,898,975	$3,001,092
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$30,049	$29,964
Current operating lease liabilities	158,326	142,518
Accounts payable	82,336	84,960
Accrued liabilities	168,973	302,178
Total current liabilities	439,684	559,620
Long-term liabilities:
Long-term debt, net of current maturities	1,712,360	1,724,933
Long-term operating lease liabilities, net of current portion	1,279,443	1,265,514
Deferred tax liabilities	26,808	26,229
Other long-term liabilities	143,301	143,123
Total long-term liabilities	3,161,912	3,159,799
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,776,086 and 82,645,814 issued, respectively	828	826
Capital in excess of par value	528,887	520,076
Retained earnings	1,983,944	1,937,598
Accumulated other comprehensive loss	(50,944)	(51,790)
Treasury stock, at cost, 63,422,351 and 62,910,964 shares, respectively	(3,165,336)	(3,125,037)
Total stockholders’ deficit	(702,621)	(718,327)
	$2,898,975	$3,001,092

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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year-to-date
	April 14, 2024	April 16, 2023
Cash flows from operating activities:
Net earnings	$63,663	$79,761
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	32,379	34,000
Amortization of franchise tenant improvement allowances and incentives	2,538	2,237
Deferred finance cost amortization	2,610	2,787
Excess tax (benefits) deficiency from share-based compensation arrangements	(49)	142
Deferred income taxes	(2,326)	1,496
Share-based compensation expense	8,661	5,932
Pension and post-retirement expense	3,685	3,751
Gains on cash surrender value of company-owned life insurance	(7,949)	(8,007)
Losses (gains) on the sale of company-operated restaurants	1,319	(4,529)
Gains on acquisition of restaurants	(2,357)	—
Losses (gains) on the disposition of property and equipment, net	1,148	(8,615)
Impairment charges and other	1,580	549
Changes in assets and liabilities, excluding acquisitions:
Accounts and other receivables	815	(1,456)
Inventories	(170)	(23)
Prepaid expenses and other current assets	9,299	6,344
Operating lease right-of-use assets and lease liabilities	9,392	8,561
Accounts payable	(396)	(15,994)
Accrued liabilities	(123,532)	(7,043)
Pension and post-retirement contributions	(3,288)	(3,234)
Franchise tenant improvement allowance and incentive disbursements	(1,460)	(2,052)
Other	(1,583)	(499)
Cash flows (used in) provided by operating activities	(6,021)	94,108
Cash flows from investing activities:
Purchases of property and equipment	(61,071)	(37,196)
Proceeds from the sale of property and equipment	1,500	23,371
Proceeds from the sale and leaseback of assets	1,728	3,673
Proceeds from the sale of company-operated restaurants	1,989	18,417
Other	—	1,465
Cash flows (used in) provided by investing activities	(55,854)	9,730
Cash flows from financing activities:
Repayments of borrowings on revolving credit facilities	—	(50,000)
Principal repayments on debt	(14,818)	(15,088)
Dividends paid on common stock	(17,167)	(18,218)
Proceeds from issuance of common stock	2	—
Repurchases of common stock	(40,000)	(32,621)
Payroll tax payments for equity award issuances	(3,072)	(1,115)
Cash flows used in financing activities	(75,055)	(117,042)
Net decrease in cash and restricted cash	(136,930)	(13,204)
Cash and restricted cash at beginning of period	185,907	136,040
Cash and restricted cash at end of period	$48,977	$122,836
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JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 14, 2024	April 16, 2023	April 14, 2024	April 16, 2023
Revenues:
Company restaurant sales	45.7%	51.2%	45.9%	51.2%
Franchise rental revenues	23.5%	21.1%	23.3%	20.8%
Franchise royalties and other	15.1%	13.6%	15.1%	14.1%
Franchise contributions for advertising and other services	15.7%	14.1%	15.7%	13.8%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	27.5%	29.3%	28.1%	29.9%
Payroll and employee benefits (1)	32.3%	32.1%	32.5%	32.5%
Occupancy and other (1)	19.4%	19.4%	19.0%	19.2%
Franchise occupancy expenses (2)	66.5%	63.0%	65.2%	62.3%
Franchise support and other costs (3)	7.0%	6.0%	7.1%	3.9%
Franchise advertising and other services expenses (4)	103.8%	104.5%	104.1%	104.2%
Selling, general and administrative expenses	10.3%	10.0%	9.8%	9.7%
Depreciation and amortization	3.8%	3.7%	3.8%	3.7%
Pre-opening costs	0.2%	0.0%	0.1%	0.1%
Other operating expenses (income), net	1.4%	0.8%	1.2%	(0.3)%
Losses (gains) on the sale of company-operated restaurants	0.3%	(0.2)%	0.2%	(0.5)%
Earnings from operations	14.8%	15.6%	15.7%	17.6%
Income tax rate (5)	26.5%	34.8%	26.7%	29.6%
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(1)As a percentage of company restaurant sales.
(2)As a percentage of franchise rental revenues.
(3)As a percentage of franchise royalties and other.
(4)As a percentage of franchise contributions for advertising and other services.
(5)As a percentage of earnings from operations and before income taxes.

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Jack in the Box Inc.

Jack in the Box systemwide sales (in thousands):	12 Weeks Ended		28 Weeks Ended
	April 14, 2024	April 16, 2023	April 14, 2024	April 16, 2023
Company-operated restaurant sales	$98,927	$95,489	$230,984	$221,631
Franchised restaurant sales (1)	911,265	931,257	2,138,015	2,140,239
Systemwide sales (1)	$1,010,192	$1,026,746	$2,368,999	$2,361,870

Del Taco systemwide sales (in thousands):	12 Weeks Ended		28 Weeks Ended
	April 14, 2024	April 16, 2023	April 14, 2024	April 16, 2023
Company-operated restaurant sales	$68,171	$107,115	$160,154	$251,164
Franchised restaurant sales (1)	154,854	118,896	353,330	264,994
Systemwide sales (1)	$223,025	$226,011	$513,484	$516,158
____________________________

(1)Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the condensed consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Adjusted Net Income, Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share
Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding acquisition, integration and strategic initiatives, net COLI gains, pension and post-retirement benefit costs, losses (gains) on the sale of company-operated restaurants, excess tax (benefits) shortfall from share-based compensation arrangements, and the tax-related impacts of the above adjustments.
Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.
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Below is a reconciliation of Non-GAAP Adjusted Net Income to the most directly comparable GAAP measure of net income. Also below is a reconciliation of Non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share:

	12 Weeks Ended
	April 14, 2024	April 16, 2023
Net income, as reported	$24,980	$26,507
Acquisition, integration, and strategic initiatives (1)	4,268	1,259
Net COLI gains (2)	(1,232)	(844)
Pension and post-retirement benefit costs (3)	1,579	1,607
Losses (gains) on the sale of company-operated restaurants (4)	1,065	(704)
Excess tax (benefits) shortfall from share-based compensation arrangements	(38)	—
Tax impact of adjustments (5)	(1,700)	2,940
Non-GAAP Adjusted Net Income	$28,922	$30,765

Weighted-average shares outstanding - diluted	19,785	20,864

Diluted earnings per share – GAAP	$1.26	$1.27
Acquisition, integration, and strategic initiatives (1)	0.22	0.06
Net COLI gains (2)	(0.06)	(0.04)
Pension and post-retirement benefit costs (3)	0.08	0.08
Losses (gains) on the sale of company-operated restaurants	0.05	(0.03)
Excess tax (benefits) shortfall from share-based compensation arrangements	0.00	—
Tax impact of adjustments (4)	(0.09)	0.13
Operating Earnings Per Share – non-GAAP (5)	$1.46	$1.47

____________________
(1) Acquisition, integration and strategic initiatives reflect charges that are not part of our ongoing operations, including consulting fees for discrete project-based strategic initiatives that are not expected to recur in the foreseeable future.
(2) Net COLI gains reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(3) Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as our two legacy post-retirement plans.
(4) Tax impacts for the quarter calculated based on the non-GAAP Operating EPS tax rate of 27.1% in the current quarter and 26.7% in the prior year quarter.
(5) Operating Earnings Per Share may not add due to rounding.
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Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, losses (gains) on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, amortization of franchise tenant improvement allowances and other, net COLI gains, and pension and post-retirement benefit costs.
Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands):

	12 Weeks Ended
	April 14, 2024	April 16, 2023
Net earnings - GAAP	$24,980	$26,507
Income taxes	9,028	14,168
Interest expense, net	18,603	19,357
Losses (gains) on the sale of company-operated restaurants	1,065	(704)
Other operating expenses (income), net (1)	5,267	2,980
Depreciation and amortization	13,906	14,598
Amortization of cloud-computing costs (2)	1,274	1,094
Amortization of favorable and unfavorable leases and subleases, net	107	826
Amortization of franchise tenant improvement allowances and other	1,127	1,022
Net COLI gains (3)	(1,232)	(844)
Pension and post-retirement benefit costs (4)	1,579	1,607
Adjusted EBITDA – non-GAAP	$75,704	$80,611

(1) Other operating expense (income), net includes: acquisition, integration and strategic initiatives; costs of closed restaurants; operating restaurant impairment charges; accelerated depreciation and gains/losses on disposition of property and equipment, net.
(2) Amortization of cloud computing costs includes the amounts for the non-cash amortization of capitalized implementation costs related to cloud-based software arrangements that are included within selling, general and administrative expenses.
(3) Net COLI gains reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(4) Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as the two legacy post-retirement plans.
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Jack in the Box Inc.

Restaurant-Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and selling, general, and administrative expenses. Certain other costs, such as depreciation and amortization, other operating expenses (income), net, losses (gains) on the sale of company-operated restaurants, and other costs that are considered normal operating costs are excluded as they are considered corporate-level shared service costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants.
Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 weeks ended April 14, 2024
	Jack in the Box	Del Taco	Other (1)	Total
Earnings from operations - GAAP	$84,980	$9,039	$(39,829)	$54,190
Franchise rental revenues	(79,618)	(6,208)	—	(85,826)
Franchise royalties and other	(47,537)	(7,547)	—	(55,084)
Franchise contributions for advertising and other services	(50,179)	(7,160)	—	(57,339)
Franchise occupancy expenses	50,849	6,242	—	57,091
Franchise support and other costs	2,757	1,103	—	3,860
Franchise advertising and other services expenses	52,003	7,520	—	59,523
Selling, general and administrative expenses	9,752	7,112	20,656	37,520
Depreciation and amortization	—	—	13,906	13,906
Pre-opening costs	322	280	—	602
Other operating expenses (income), net	—	—	5,267	5,267
Losses (gains) on the sale of company-operated restaurants	—	1,065	—	1,065
Restaurant-Level Margin - Non-GAAP	$23,329	$11,446	$—	$34,775

Company restaurant sales	$98,927	$68,171	$—	$167,098

Restaurant-Level Margin % - Non-GAAP	23.6%	16.8%	N/A	20.8%

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Jack in the Box Inc.

	12 weeks ended April 16, 2023
	Jack in the Box	Del Taco	Other (1)	Total
Earnings from operations - GAAP	$86,231	$12,286	$(36,878)	$61,639
Franchise rental revenues	(80,910)	(2,610)	—	(83,520)
Franchise royalties and other	(48,071)	(5,911)	—	(53,982)
Franchise contributions for advertising and other services	(50,361)	(5,277)	—	(55,638)
Franchise occupancy expenses	50,007	2,642	—	52,649
Franchise support and other costs	2,735	525	—	3,260
Franchise advertising and other services expenses	52,660	5,483	—	58,143
Selling, general and administrative expenses	8,959	11,146	19,300	39,405
Depreciation and amortization	—	—	14,598	14,598
Pre-opening costs	102	52	—	154
Other operating expenses (income), net	—	—	2,980	2,980
Losses (gains) on the sale of company-operated restaurants	(904)	200	—	(704)
Restaurant-Level Margin - Non-GAAP	$20,448	$18,536	$—	$38,984

Company restaurant sales	$95,489	$107,115	$—	$202,604

Restaurant-Level Margin % - Non-GAAP	21.4%	17.3%	N/A	19.2%

(1) The "Other" category includes shared services costs and other unallocated costs
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Jack in the Box Inc.

Franchise-Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and selling, general, and administrative expenses. Certain other costs, such as depreciation and amortization, other operating expenses (income), net, losses (gains) on the sale of company-operated restaurants, and other costs that are considered normal operating costs are excluded as they are considered corporate-level shared service costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.
Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):
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Jack in the Box Inc.

	12 weeks ended April 14, 2024
	Jack in the Box	Del Taco	Other (1)	Total
Earnings from operations - GAAP	$84,980	$9,039	$(39,829)	$54,190
Company restaurant sales	(98,927)	(68,171)	—	(167,098)
Food and packaging	28,486	17,428	—	45,914
Payroll and employee benefits	30,294	23,760	—	54,054
Occupancy and other	16,818	15,537	—	32,355
Selling, general and administrative expenses	9,752	7,112	20,656	37,520
Depreciation and amortization	—	—	13,906	13,906
Pre-opening costs	322	280	—	602
Other operating expenses (income), net	—	—	5,267	5,267
Losses (gains) on the sale of company-operated restaurants	—	1,065	—	1,065
Franchise-Level Margin - Non-GAAP	$71,725	$6,050	$—	$77,775

Franchise rental revenues	$79,618	$6,208	$—	$85,826
Franchise royalties and other	47,537	7,547	—	55,084
Franchise contributions for advertising and other services	50,179	7,160	—	57,339
Total franchise revenues	$177,334	$20,915	$—	$198,249

Franchise-Level Margin % - Non-GAAP	40.4%	28.9%	N/A	39.2%

	12 weeks ended April 16, 2023
	Jack in the Box	Del Taco	Other (1)	Total
Earnings from operations - GAAP	$86,231	$12,286	$(36,878)	$61,639
Company restaurant sales	(95,489)	(107,115)	—	(202,604)
Food and packaging	29,841	29,468	—	59,309
Payroll and employee benefits	29,200	35,835	—	65,035
Occupancy and other	15,999	23,276	—	39,275
Selling, general and administrative expenses	8,959	11,146	19,300	39,405
Depreciation and amortization	—	—	14,598	14,598
Pre-opening costs	102	52	—	154
Other operating expenses (income), net	—	—	2,980	2,980
Losses (gains) on the sale of company-operated restaurants	(904)	200	—	(704)
Franchise-Level Margin - Non-GAAP	$73,939	$5,148	$—	$79,087

Franchise rental revenues	$80,910	$2,610	$—	$83,520
Franchise royalties and other	48,071	5,911	—	53,982
Franchise contributions for advertising and other services	50,361	5,277	—	55,638
Total franchise revenues	$179,342	$13,798	$—	$193,140

Franchise-Level Margin % - Non-GAAP	41.2%	37.3%	N/A	40.9%

(1) The "Other" category includes shared services costs and other unallocated costs
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